                                                                    Exhibit 99.1


                               [GRAPHIC OMITTED]
                                      USA
                                    NETWORKS
                                      INC

FOR IMMEDIATE RELEASE                                           FEBRUARY 1, 2001

                 16% GROWTH IN Q4 AND 25% GROWTH IN 2000 AT USAI
        BEST-EVER EBITDA QUARTER FOR USA NETWORK, SCI FI, HSN AND HRN 26% AVERAGE EBITDA GROWTH FOR OPERATING BUSINESSES DURING COMPANY'S
                                 FIRST 5 YEARS

NEW YORK, February 1, 2001 - USA Networks, Inc. (NASDAQ: USAI) announced today its financial results for the quarter and year ended December 31, 2000. On a pro forma comparative basis from its operating businesses, USAi generated 16% higher EBITDA on 22% higher revenue in the fourth quarter, and 25% higher EBITDA on 23% higher revenue for the full year. Recent operating highlights include:

USA NETWORK had its best quarter in history, growing EBITDA to $105.6 million.

o Counter-programming helped increase USA's ratings sequentially each month of the quarter. Since October, USA's primetime is up 27% to an average 1.9 rating in January.

o Delivery of targeted adults 25-54 is up 25% in Early Prime for the recent period. JAG, the highest-rated non-kids stripped series on cable, is up 13%. WALKER, TEXAS RANGER has improved the 6pm time period by 71%.

o Female-targeted movies have increased delivery to women 25-54 by 77% on Saturday afternoons.

o USA's original movies averaged a 3.5 rating in 2000, best among all cable networks.

o New programs in 2001 will include Mark Burnett's ECO-CHALLENGE: BORNEO and COMBAT MISSIONS.


SCI FI had its best quarter in history, growing EBITDA to $30.2 million.

o For the first time in its eight years, SCI FI ended the year as a top-10 cable network in primetime.

o Original programming lifted SCI FI's average primetime delivery by 12% in Q4, matching its record rating of 0.9.

o December was SCI FI's all-time best month, with an average 1.1 rating and delivery of 760,000 households.

o The epic miniseries DUNE was the most-watched program in SCI FI history, averaging a 4.4 rating and 2.9 million households, double the network's previous record.

o SCI FI is the #1 provider of original scripted series in cable primetime, and has a higher concentration of adult viewers 25-54 than any other network on television.

STUDIOS USA had its best Q4 in history, growing net EBITDA to $15.4 million.

o Among viewers 18-49: LAW & ORDER is the season's #1 show on Wednesday, spin-off LAW & ORDER: SVU is #1 on Friday, and ARREST & TRIAL is the #1 new first-run series. ARREST & TRIAL'S ratings are up 25% since its October premiere.

o THE DISTRICT is the #1 program in Saturday primetime and among CBS's top performing new shows.

o MAURY is up 16% since '98, more than any other talk show, and is delivering its highest ratings in four years.

o Studios USA is the #3 producer of primetime and first-run syndicated programming, including 2 of the top 4 talk shows.

HSN had its best quarter in history, growing U.S. EBITDA to $74.5 million and Germany EBITDA to $9.0 million.

o HSN's U.S. revenue increased by 16% to $462.1 million. HSN TV added 650,000 new customers in Q4, 13% more than the year-ago period, and HSN.com nearly doubled its customer base during Q4, adding 115,000 new buyers.

o With virtually no incremental customer acquisition costs, HSN is expanding its customer base and driving incremental sales across multiple channels. 38% of HSN.com's customers are new to HSN, and those who shop both on air and online spend 25% more than they had on HSN TV alone. HSN.com's $21 million in sales was ten times Q4 99.

o Leveraging its global merchandising expertise and infrastructure, HSN launched the first GLOBAL TODAY'S SPECIAL across every HSN household in the U.S., Germany, France / Belgium, Japan, and China. More than 10,000 units of exclusively designed jewelry sold out simultaneously around the world.

o HSN shipped 33.4 million units during the year and 9.2 million during the fourth quarter, including a record 220,000 packages in a single day. 99.9% of customer's orders were delivered on time during the holidays.

o More than 80% of HSN's products are exclusive and cannot be found anywhere else.

o HSN is the world's #1 distributed television retailer, reaching 141 million households.


HOTEL RESERVATIONS NETWORK had its best quarter in history, growing EBITDA to $17.6 million in Q4.

o HRN expanded into 14 new markets, added 800 new web affiliates, and sold 699,900 room nights during Q4.

o HRN is one of the most profitable independent Internet companies, earning $52.6 million in EBITDA in 2000.

o HRN is the Internet's #1 provider of discount hotel accommodations worldwide.


TICKETMASTER generated ticketing EBITDA of $24.4 million before non-recurring merger charges.

o Ticketmaster Online accounted for 26.2% of the tickets sold by Ticketmaster, versus 18.4% in Q4 1999.

o Ticketmaster is the world's #1 ticketing service and Ticketmaster.com was the #2 U.S. Web retailer in 2000.


PRECISION RESPONSE had its best Q4 in history, growing EBITDA to $11.0 million. PRC's new clients added during Q4 included Chase Metlife, AT&T Customer Care, and AOL. PRC is a world leader in teleservices and integrated customer care.

USA FILMS' TRAFFIC was named film of the year by New York Film Critics Circle and combined with NURSE BETTY for 3 Golden Globes. NEW YORK YANKEES WORLD SERIES 2000 became the best selling sports video ever for USA Home Entertainment in Q4.

CROSS-COMPANY highlights include:

o ECS's Short Shopping contextual direct selling spots generated merchandise sales of $450,000 immediately following the final World Series game on Fox, and $320,000 after the two NFL Conference Championship games.

o ECS has announced long-term e-commerce and services partnerships with AOL's Turner Sports Interactive to create and manage NASCAR.com, and with CBS SportsLine.com to operate the sports media company's online store.

o Studios USA, the pioneer in dual-platforming, has nearly doubled SCI FI's rating for INVISIBLE MAN through first-run syndication. For fall `01, Studios has already cleared 80% in syndication for SCI FI's CROSSING OVER WITH JOHN EDWARD.

o TMCS has become Hotel Reservation Network's 7th largest Web affiliate. One year ago, TMCS did not rank among HRN's top 150 affiliates.

FINANCIAL RESULTS

On a comparative pro forma basis, USAi reported the following, excluding discontinued operations:


                                                ACTUAL    PRO FORMA
                                                 Q4 00      Q4 99      GROWTH
                                                 -----      -----      ------
                                                        ($ IN MILLIONS)
   REVENUES - OPERATING BUSINESSES
   Cable and studios .....................   $    424.8  $    349.7     21% (a)
   Electronic retailing - U.S. ...........        462.1       397.7     16%
   Electronic retailing - Germany ........         74.0        50.5     46%
   Ticketing .............................        122.7       118.1      4% (c)
   Hotel reservations ....................        100.0        53.4     87%
   Teleservices ..........................         72.1        62.6     15%
                                             ----------  ----------     --
       SUB-TOTAL - OPERATING .............      1,255.6     1,032.0     22%
   German DM exchange rate fluctuation (f)        (11.8)       --

   REVENUES - EMERGING BUSINESSES
   Citysearch, Match.com, and related ....         21.2        14.0
   Styleclick ............................          4.8         8.5
   Electronic Commerce Solutions .........          8.7         5.8
   HSN - other international .............          9.4         2.7
   USA Films .............................         20.5        25.1
   Trio, NWI, SCIFI.com, USA Network.com .          7.5         0.5
                                             ----------  ----------
       SUB-TOTAL - EMERGING ..............         72.1        56.5
                                             ----------  ----------     --
       TOTAL .............................   $  1,315.9  $  1,088.5     21%
                                             ==========  ==========     ==

   EBITDA - OPERATING BUSINESSES
   Cable and studios .....................   $    151.1  $    125.9     20% (b)
   Electronic retailing - U.S. ...........         74.5        74.3      0% (d)
   Electronic retailing - Germany ........          9.0         7.0     28%
   Ticketing .............................         24.4        25.4     (4%)(c)
   Hotel reservations ....................         17.6         8.7    102%
   Teleservices ..........................         11.0         9.8     13%
   Corporate and other ...................        (10.0)      (10.7)
                                             ----------  ----------     --
       SUB-TOTAL - OPERATING .............        277.7       240.4     16%
   German DM exchange rate fluctuation (f)         (1.5)       --
   Nonrecurring charges (e) ..............         (4.1)       --

   EBITDA - EMERGING BUSINESSES
   Citysearch, Match.com, and related ....        (11.4)      (20.4)
   Styleclick ............................         (8.2)      (18.4)
   Electronic Commerce Solutions .........         (8.5)       (3.2)
   HSN - other international .............         (5.0)       (0.5)
   USA Films .............................         (0.6)        4.5
   Trio, NWI, SCIFI.com, USA Network.com .         (2.5)       (1.1)
                                             ----------  ----------
       SUB-TOTAL - EMERGING ..............        (36.2)      (39.1)
                                             ----------  ----------     --
       TOTAL .............................   $    236.0  $    201.3     17%
                                             ==========  ==========     ==

o Excludes results from USA Broadcasting, the sale of which to Univision was announced in December, 2000.

o Presented as if the acquisitions of Precision Response and Styleclick and the consolidation of HOT Germany had occurred at the beginning of the periods presented.

o EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees ($11.0 million and $7.5 million, respectively), and (6) amortization of non-cash distribution and marketing expense.

(a)   USA Network revenue decreased by 1% due to the weak advertising market.

(b) SCI FI EBITDA increased by only 1% primarily due to marketing expenses in connection with the mini-series event DUNE.

(c) Ticketing growth was limited due to strong comparable results from millennium-related events in 1999 and costs related to TicketWeb and 2b Technology in 2000.

(d) HSN's EBITDA growth was impacted by higher spending to enhance the customer experience in Q4, and by $4 million in non-recurring credits taken in Q4 99.

(e) Represents one-time expenses related to the merger between Ticketmaster and Ticketmaster Online-Citysearch.

(f) In order to present comparable results for Germany, the results have been translated from Deutschemarks to U.S. dollars at the 1999 exchange rate.

BUSINESS MIX

64% of the company's Q4 revenue came from direct consumer transactions, 21% was derived from production and affiliate fees, and 15% was advertising-related. On a comparative pro forma basis for its three organizational units, USAi reported the following for its operating business:

                                   ACTUAL    PRO FORMA
                                   Q4 00       Q4 99   GROWTH    MIX
                                   -----       -----   ------    ---
                                            ($ IN MILLIONS)
REVENUES - OPERATING BUSINESSES
Entertainment ...............   $    424.8  $    349.7   21%     34%
Electronic retailing ........        524.2       448.2   17%     42%
Information and Services ....        294.8       234.1   26%     24%
                                ----------  ----------   --     ---
    TOTAL ...................   $  1,243.8  $  1,032.0   21%    100%
                                ==========  ==========   ==     ===

EBITDA - OPERATING BUSINESSES
Entertainment ...............   $    151.1  $    125.9   20%     55%
Electronic retailing ........         82.1        81.3    1%     30%
Information and Services ....         51.5        43.9   17%     19%
Corporate and other .........        (10.0)      (10.7)  (4%)
                                ----------  ----------   --     ---
    TOTAL ...................   $    274.7  $    240.4   14%    100%
                                ========    ========    ===     ===

CASH NET INCOME AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS

                                             ACTUAL  ADJUSTED*  PRO FORMA
                                              Q4 00    Q4 00      Q4 99
                                              -----    -----      -----
Fully converted cash net income per share      0.12    0.15        0.12
Fully converted earnings per share ......      0.00    0.03        0.02

 Cash net income per share ..............      0.16    0.21        0.09
 Basic loss per share ...................     (0.08)  (0.03)      (0.01)

*Excluding non-recurring merger and other costs ($4 million, pre-tax) and one-time non-operating losses ($34.8 million, pre-tax).

Due to regulatory restrictions, Universal and Liberty own a significant portion of their interests in USAi through USAi subsidiaries. This structure causes USAi to record net losses in situations where net income would otherwise have been recorded if their ownership were entirely in USAi common stock. Fully converted earnings and fully converted cash net income reflect the impact as if all shares exchangeable into common stock had been exchanged during the period.

Fully converted cash net income per share, fully converted earnings per share, and basic loss per share were impacted by higher losses in unconsolidated investments, higher depreciation charges, and higher non-cash marketing expenses. Fully converted earnings per share and basic loss per share were also impacted by higher amortization of goodwill in connection with various acquisitions.

OPERATING METRICS

USA CABLE / STUDIOS USA
                                                 Q4 00        Q4 99    GROWTH
                                                 -----        -----    ------
   Revenue ($ IN MILLIONS):
      USA Network ..........................   $  201.4     $  202.7     (1%)(a)
      SCI FI ...............................       78.4         63.8     23%
      Studios, net .........................      144.9         83.2     74%
                                               --------     --------     --
      Total ................................   $  424.8     $  349.7     21%
                                               ========     ========     ==

   EBITDA ($ IN MILLIONS):
      USA Network ..........................   $  105.6     $   87.0     21%
      SCI FI ...............................       30.2         30.0      1% (b)
      Studios, net .........................       15.4          9.0     70%
                                               --------     --------     --
       Total ...............................   $  151.1     $  125.9     20%
                                               ========     ========     ==

   Households (IN MILLIONS @ 12/31):
      USA Network ..........................       79.9         77.2      4%
      SCI FI ...............................       66.7         59.7     12%

Advertising revenue / affiliate revenue mix:
   USA Network .............................      55:45        58:42
                              SCI FI .......      67:33        62:38

(a)   1% decrease attributable to the weak advertising market.

(b) Only 1% increase primarily due to marketing expenses in connection with the mini-series event DUNE.

HSN - U.S.
                                                    Q4 00   Q4 99   GROWTH
                                                    -----   -----   ------
On air services:
Units shipped (IN MILLIONS) ...................      9.2     8.7      6%
   Gross profit %* ............................     32.7%   34.0%
   Return rate ................................     19.2%   19.1%
   U.S. cable / DBS homes (IN MILLIONS @ 12/31)     65.6    60.6      8%
   U.S. total homes (IN MILLIONS @ 12/31) .....     76.8    73.7      4%
Product mix:
      Homegoods ...............................     55%     54%
      Jewelry .................................     25%     23%
      Health / Beauty .........................      8%     10%
      Apparel / Accessories ...................     12%     13%

*In connection with accounting regulations effective in Q3 00, HSN reclassified shipping and handling revenue from cost of goods sold to revenue. This reclassification had no effect on HSN's reported EBITDA and no significant effect on revenue growth.

HSN - INTERNATIONAL


                                                        TV HOUSEHOLDS
                                                     --------------------        LIVE HOURS
                                                     12/00  12/99  GROWTH  DAILY 12/00  STAKE
                                                     -----  -----  ------  -----------  -----
Consolidated Services:                                     (IN MILLIONS @ 12/31)
   HOT Germany (includes Austria and Switzerland)     29.3   26.7    2.6   16 hours      42%
   Home Shopping en Espanol (U.S.) ..............      5.1    2.7    2.4   12 hours     100%

Unconsolidated Services:
   TVSN (China) .................................     18.9   --     18.9    5 hours      21%
   Shop Channel (Japan) .........................      9.2    6.8    2.4   12 hours      30%
   HOT LeGrand Magasin (France and Belgium) .....      1.4   --      1.4    8 hours      47%


   TICKETING
                                                        Q4 00     Q4 99  GROWTH
                                                        -----     -----  ------
   Number of tickets sold (IN MILLIONS) .........        18.7      18.4     2%
   Gross value of tickets sold (IN MILLIONS) ....      $781.8    $759.3     3%
   Revenue per ticket - combined ................      $  5.87   $  5.62    4%
   Revenue per ticket - online ..................      $  6.75   $  6.46    5%
   Share of tickets sold online (U.S., Canada, U.K.)     26.2%     18.4%
   Top-selling events in Q4 `00..................      Backstreet Boys, WWF, New York Yankees,
                                                       Radio City Christmas Spectacular, Nutcracker


HOTEL RESERVATIONS NETWORK
                                              Q4 00      Q4 99        GROWTH
                                              -----      -----        ------
Hotel room nights sold ...................   699,900    383,000         83%
Portion of total revenues generated online        96%        87%
Affiliate revenues as % of total revenue .        56%        43%
Cities served (AS OF 12/31) ..............        97         40        143%


SHARES OUTSTANDING, MARKET CAPITALIZATION, AND NET DEBT

As of January 29, 2001, USAi had outstanding 729.7 million shares, including exchangeable securities, with an aggregate market capitalization of approximately $14.2 billion. USAi's net debt, including that of its public subsidiaries, offset by an advance receivable to Universal, was approximately $160 million as of December 31, 2000. Net debt is expected to be reduced further using net cash proceeds from the sale of USA Broadcasting to Univision.

STATEMENTS OF OPERATIONS

The actual quarterly results are not comparable due to:
1) TMCS's acquisition of Sidewalk.com, Match.Com, One and Only Network, 2b Technology, and TicketWeb;
2) the consolidation of Home Order Television as of January 1, 2000;
3) the acquisition of Precision Response in April, 2000; and
4) the acquisition of Styleclick.com in August 2000.

IMPORTANT DISCLOSURES

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of USAi, including those preceded by, followed by or that include the words "believes," "projects," "expects," "anticipates" or similar expressions. These statements reflect the current views of USAi with respect to future events. The following important factors, in addition to those described in USAi's filings with the Securities and Exchange Commission, could affect the future results of USAi, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and obtaining and retaining key executives and employees. These forward-looking statements are made as of the date of this press release, and USAi undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason.

The financial, statistical and other information contained in this press release and its attachments is unaudited. USA Network and SCI FI ratings and household delivery data per NMR Galaxy Explorer for NHI defined periods versus comparable periods. Subscriber counts based on Nielsen People Meter Installed Sample, December `00 vs. `99. All ratings within each network's coverage area. Studios' syndicated program ratings per NSS (GAA % where applicable), and broadcast network data per NTI for comparable time periods. TMCS and competitor unique users and national reach data per Media Metrix (Digital Media Universe) Key Measures Report, December 2000. Ticketmaster.com Web retailer ranking is among U.S. home users based on average monthly transactions per PC Data Online for the period stated. Subject to qualifications.

USA Networks, Inc. (NASDAQ: USAI) is focused on the new convergence of entertainment, information and direct selling. Formed in February 1998, the Company is organized into three distinct but interrelated units which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Studios USA, USA Films, and Interactive Entertainment; USA Electronic Retailing's HSN, HSN International, HSN Interactive; and USA Information and Services' Ticketmaster, (NASDAQ: TMCS), Citysearch,com, Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick, Inc. (NASDAQ: IBUY) and Precision Response Corporation.

CONTACTS:             MEDIA RELATIONS:          INVESTOR RELATIONS:
                      Adrienne Becker           Roger Clark
                      212-314-7254              212-314-7400

                      USA NETWORKS, INC. AND SUBSIDIARIES
              BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                                 ($ IN THOUSANDS)



                                                           THREE MONTHS ENDED DECEMBER 31,
                                                            ACTUAL                 PRO FORMA (a)            ACTUAL
                                                      ------------------       --------------------- ---------------------
                                                             2000                      1999                  1999
                                                      ------------------       --------------------- ---------------------


REVENUES - OPERATING BUSINESSES
   Cable and studios                                          $ 424,776                   $ 349,651             $ 349,651
   Electronic retailing - U.S.                                  462,069                     397,711               397,711
   Electronic retailing - Germany                                73,968                      50,519                     -
   Ticketing                                                    122,656                     118,128               118,128
   Hotel reservations                                           100,014                      53,443                53,443
   Teleservices                                                  72,097                      62,576                     -
                                                      ------------------       --------------------- ---------------------
     SUB-TOTAL                                                1,255,580                   1,032,028               918,933
   German DM exchange rate fluctuation (d)                      (11,814)                          -                     -

REVENUES - EMERGING BUSINESSES
   Citysearch, Match.com and related                             21,236                      13,967                13,967
   Styleclick                                                     4,753                       8,495                 7,473
   Electronic Commerce Solutions                                  8,659                       5,769                 5,769
   HSN - other international                                      9,439                       2,650                 2,650
   USA Films                                                     20,536                      25,079                25,079
   Trio, NWI, SCIFI.com, USA Network.com                          7,470                         495                   495
                                                      ------------------       --------------------- ---------------------
     SUB-TOTAL                                                   72,093                      56,455                55,433
                                                      ------------------       --------------------- ---------------------
     TOTAL                                                  $ 1,315,859                 $ 1,088,483             $ 974,366
                                                      ==================       ===================== =====================


EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                                          $ 151,102                   $ 125,887             $ 125,887
   Electronic retailing - U.S.                                   74,530                      74,261                74,261
   Electronic retailing - Germany                                 9,001                       7,006                     -
   Ticketing                                                     24,420                      25,419                25,419
   Hotel reservations                                            17,637                       8,715                 8,715
   Teleservices                                                  11,048                       9,790                     -
   Corporate and other                                           (9,991)                    (10,687)              (10,687)
                                                      ------------------       --------------------- ---------------------
     SUB-TOTAL                                                  277,747                     240,391               223,595
   German DM exchange rate fluctuation (d)                       (1,454)                          -                     -
   Nonrecurring charges (c)                                      (4,103)                          -                     -

EBITDA - EMERGING BUSINESSES
   Citysearch, Match.com and related                            (11,390)                    (20,426)              (20,426)
   Styleclick                                                    (8,246)                    (18,400)              (13,230)
   Electronic Commerce Solutions                                 (8,508)                     (3,180)               (3,180)
   HSN - other international                                     (4,950)                       (531)                 (531)
   USA Films                                                       (621)                      4,534                 4,534
   Trio, NWI, SCIFI.com, USA Network.com                         (2,518)                     (1,104)               (1,104)
                                                      ------------------       --------------------- ---------------------
     SUB-TOTAL                                                  (36,233)                    (39,107)              (33,937)
                                                      ------------------       --------------------- ---------------------
     TOTAL                                                    $ 235,957                   $ 201,284             $ 189,658
                                                      ==================       ===================== =====================

   (a) Presented as if the acquisitions of Styleclick and Precision Response Corp. had occurred at the beginning of the period presented.
   (b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $10,987 and $7,466, (5) amortization of non-cash distribution and marketing expense, and (6) minority interest.
   (c) Represents one-time expenses primarily related to the merger between Ticketmaster and Ticketmaster Online-Citysearch.
   (d) In order to present comparable results for Germany, the results have been translated from Deutschemarks to U.S. dollars at the 1999 exchange rate.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         THREE MONTHS ENDED DECEMBER 31,

                                                                         ACTUAL (b)               PRO FORMA (a)(b)     ACTUAL (b)
                                                                     -----------------       --------------------------------------
                                                                           2000                        1999               1999
                                                                     -----------------       --------------------- ----------------

Revenues, net                                                             $ 1,315,859                 $ 1,088,483        $ 974,366

Operating costs and expenses:
   Costs related to revenues                                                  801,302                     657,816          579,706
   Other costs and expenses                                                   278,600                     229,383          205,002
   Amortization of non cash distribution
   and marketing expense (c)                                                    7,099                           -                -
   Amortization of cable distribution fees                                     10,987                       7,466            7,466
   Depreciation and amortization                                              178,078                     131,082          100,167
                                                                     -----------------       --------------------- ----------------
     Total operating costs and expenses                                     1,276,066                   1,025,747          892,341
                                                                     -----------------       --------------------- ----------------
     Operating income                                                          39,793                      62,736           82,025

Interest expense, net                                                         (10,263)                    (10,831)         (10,461)
Other, net                                                                    (18,063)                        633            3,736
                                                                     -----------------       --------------------- ----------------
                                                                              (28,326)                    (10,198)          (6,725)
                                                                     -----------------       --------------------- ----------------
Earnings from continuing operations before income
   taxes and minority interest                                                 11,467                      52,538           75,300

Income tax expense                                                            (26,346)                    (28,129)         (32,191)
Minority interest                                                             (14,360)                    (28,752)         (46,715)
                                                                     -----------------       --------------------- ----------------
                                                                     -----------------       --------------------- ----------------
Net loss from continuing operations (e)                                     $ (29,239)                   $ (4,343)        $ (3,606)
                                                                     =================       ===================== ================

Net loss from continuing operations, excluding one-time
  charges and non-operating gains                                           $ (11,170)                   $ (4,343)        $ (3,606)
                                                                     =================       ===================== ================

Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains                         $ 22,120                    $ 17,638         $ 36,371
                                                                     =================       ===================== ================

Weighted average diluted shares                                               368,264                     360,698          336,353
                                                                     =================       ===================== ================
Weighted average fully converted shares                                       752,603                     763,702          739,357
                                                                     =================       ===================== ================

EPS FROM CONTINUING OPERATIONS:
Basic loss per share                                                           $ (.08)                     $ (.01)          $ (.01)
                                                                     =================       ===================== ================
Basic loss per share, excluding one-time charges
  and non-operating gains                                                      $ (.03)                     $ (.01)          $ (.01)
                                                                     =================       ===================== ================
Fully converted earnings per share, excluding
  one-time charges                                                              $ .03                       $ .02            $ .05
                                                                     =================       ===================== ================

EBITDA (d)                                                                  $ 235,957                   $ 201,284        $ 189,658
                                                                     =================       ===================== ================


(a) Presented as if the acquisitions of Styleclick and Precision Response Corp. had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $10,987 and $7,466, (5) amortization of non-cash distribution and marketing expense, and (6) minority interest.
(e) Excludes the results of USA Broadcasting, the sale of which to Univision was announced in December 2000. The results for the discontinued operations were a loss of $17,016 and $14,172 in 2000 and 1999, respectively.

                       USA NETWORKS, INC. AND SUBSIDIARIES
   EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            THREE MONTHS ENDED DECEMBER 31,

                                                                            ACTUAL(b)         PRO FORMA(a)(b)      ACTUAL(b)
                                                                         ---------------     -----------------    -----------
                                                                              2000                   1999             1999
                                                                         ---------------     -----------------    -----------

BASIC LOSS PER SHARE:
  Net loss                                                                     ($29,239)           ($4,343)          ($3,606)
  Impact of unusual items, net of tax and minority interest (c)                  18,069                  -                 -
                                                                         ---------------    ------------------- -------------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (C)                                     $ (11,170)          $ (4,343)         $ (3,606)
                                                                         ===============    =================== =============

Weighted average basic shares                                                   368,264            360,698           336,353
                                                                         ===============    =================== =============

  Basic loss per share:                                                          $ (.08)            $ (.01)           $ (.01)
                                                                         ===============    =================== =============
  Basic loss per share excluding unusual items (c)                               $ (.03)            $ (.01)           $ (.01)
                                                                         ===============    =================== =============



CASH NET INCOME:
  Net loss                                                                    $ (29,239)          $ (4,343)         $ (3,606)
  Impact of goodwill amortization, net of tax and minority interest              88,839             37,512            53,084
                                                                         ---------------    -------------------- ------------
  CASH NET INCOME                                                                59,600             33,169            49,478
  Impact of unusual items, net of tax and minority interest (c)                  18,069                  -                 -
                                                                         ---------------    --------------------- -----------
  CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (C)                                 $ 77,669           $ 33,169          $ 49,478
                                                                         ===============    ====================== ==========

Weighted average basic shares                                                   368,264            360,698           336,353
                                                                         ===============    ====================== ==========

  Cash net income per share                                                       $ .16              $ .09             $ .15
                                                                         ===============    ====================== ==========
  Cash net income per share, excluding unusual items (c)                          $ .21              $ .09             $ .15
                                                                         ===============    ====================== ==========



FULLY CONVERTED NET EARNINGS:
  Net loss                                                                     ($29,239)           ($4,343)          ($3,606)
  Impact of minority interest, net of tax                                        31,385             21,981            39,977
                                                                         ---------------    ---------------------- ----------
  FULLY CONVERTED NET EARNINGS                                                    2,146             17,638            36,371
  Impact of unusual items, net of tax and minority interest (c)                  19,974                  -                 -
                                                                         ---------------    ---------------------- ----------
  FULLY CONVERTED CASH EARNINGS, EXCLUDING UNUSUAL ITEMS (C)                   $ 22,120           $ 17,638          $ 36,371
                                                                         ===============    ====================== ==========

Weighted average fully converted shares                                         752,603            763,702           739,357
                                                                         ===============    ====================== ==========

  Fully converted earnings per share                                                $ -              $ .02             $ .05
                                                                         ===============    ====================== ==========
  Fully converted earnings per share, excluding unusual items (c)                 $ .03              $ .02             $ .05
                                                                         ===============    ====================== ==========



FULLY CONVERTED CASH NET INCOME:
  Net loss                                                                    $ (29,239)          $ (4,343)         $ (3,606)
  Impact of minority interest, net of tax                                        19,974                  -                 -
  Impact of goodwill amortization, net of tax and minority interest             100,250             96,005            93,061
                                                                         ---------------    ---------------------- ----------
  FULLY CONVERTED CASH NET INCOME                                                90,985             91,662            89,455
  Impact of unusual items, net of tax and minority interest (c)                  19,974                  -                 -
                                                                         ---------------    ---------------------- ----------
  FULLY CONVERTED CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (C)                $ 110,959           $ 91,662          $ 89,455
                                                                         ===============    ====================== ==========

Weighted average fully converted shares                                         752,603            763,702           739,357
                                                                         ===============    ====================== ==========

  Fully converted cash net income per share                                       $ .12              $ .12             $ .12
                                                                         ===============    ====================== ==========
  Fully converted cash net income per share, excluding
    unusual items (c)                                                             $ .15              $ .12             $ .12
                                                                         ===============    ====================== ==========



(a) Presented as if the acquisitions of Styleclick and Precision Response Corp. had occurred at the beginning of the period presented.


(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.

(c)    Excludes one time charges and non-operating gains

                       USA NETWORKS, INC. AND SUBSIDIARIES
              BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                                ($ IN THOUSANDS)

                                                                TWELVE MONTHS ENDED DECEMBER 31,

                                                              PRO FORMA(a)   ACTUAL          PRO FORMA(a)     ACTUAL
                                                             ------------ -------------      ------------  ------------
                                                                 2000          2000               1999         1999
                                                             ------------ --------------     ------------  ------------
REVENUES - OPERATING BUSINESSES
   Cable and studios                                         $ 1,530,464    $ 1,530,464        $ 1,304,683  $ 1,304,683
   Electronic retailing - U.S.                                 1,533,272      1,533,272          1,332,903    1,332,903
   Electronic retailing - Germany                                259,645        259,645            166,735            -
   Ticketing                                                     518,565        518,565            442,742      442,742
   Hotel reservations                                            327,977        327,977            161,814      124,113
   Teleservices                                                  282,120        212,471            215,920            -
   Other                                                               -              -              6,894        6,894
                                                           -------------- --------------       ------------ ------------
     SUB-TOTAL                                                 4,452,043      4,382,394          3,631,691    3,211,335
   German DM exchange rate fluctuation (d)                       (35,271)       (35,271)                 -            -

REVENUES - EMERGING BUSINESSES
   Citysearch, Match.com and related                              80,012         80,012             36,329       36,329
   Styleclick                                                     24,197         22,308             35,136       28,962
   Electronic Commerce Solutions                                  24,293         24,293             20,240       20,240
   HSN - other international                                      21,340         21,340              8,925        8,925
   USA Films                                                      86,084         86,084             82,053       64,766
   Trio, NWI, SCIFI.com, USA Network.com                          20,332         20,332              1,188        1,188
                                                           -------------- --------------       ------------ ------------
     SUB-TOTAL                                                   256,258        254,369            183,871      160,410
                                                           -------------- --------------       ------------ ------------
     TOTAL                                                   $ 4,673,030    $ 4,601,492        $ 3,815,562  $ 3,371,745
                                                           ============== ==============       ============ ============

EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                                           $ 547,682      $ 547,682          $ 433,912    $ 433,912
   Electronic retailing - U.S.                                   236,495        236,495            214,669      214,669
   Electronic retailing - Germany                                 28,199         28,199             16,270            -
   Ticketing                                                     100,026        100,026             93,349       93,349
   Hotel reservations                                             52,641         52,641             24,175       18,891
   Teleservices                                                   43,556         34,095             30,375            -
   Corporate and other                                           (35,069)       (35,069)           (36,141)     (36,227)
                                                           -------------- --------------       ------------ ------------
     SUB-TOTAL                                                   973,530        964,069            776,609      724,594
   German DM exchange rate fluctuation (d)                        (3,939)        (3,939)                 -            -
   Nonrecurring charges (c)                                      (15,703)       (15,703)                 -            -

EBITDA - EMERGING BUSINESSES
   Citysearch, Match.com and related                             (59,164)       (59,164)           (60,844)     (60,844)
   Styleclick                                                    (42,839)       (31,874)           (53,555)     (39,240)
   Electronic Commerce Solutions                                 (28,355)       (28,355)            (2,412)      (2,412)
   HSN - other international                                     (13,520)       (13,520)            (4,506)      (4,506)
   USA Films                                                      (6,592)        (6,592)             6,384        6,497
   Trio, NWI, SCIFI.com, USA Network.com                          (7,120)        (7,120)            (2,989)      (2,989)
                                                           -------------- --------------       ------------ ------------
     SUB-TOTAL                                                  (157,590)      (146,625)          (117,922)    (103,494)
                                                           -------------- --------------       ------------ ------------
                                                           -------------- --------------       ------------ ------------
     TOTAL                                                     $ 796,298      $ 797,802          $ 658,687    $ 621,100
                                                           ============== ==============       ============ ============

(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4)
     amortization  of  cable  distribution  fees of  $36,322  and  $26,680,  (5)
     amortization of non-cash distribution and marketing expense, and (6) minority interest.
(c) Represents one -time expenses primarily related to the merger between Ticketmaster and Ticketmaster Online-Citysearch; and as part of a resignation agreement with a senior executive, the company recorded one-time compensation expense of $11,600 related to a consulting arrangement.
(d) In order to present comparable results for Germany, the results have been translated from Deutschemarks to U.S. dollars at the 1999 exchange rate.

                       USA NETWORKS, INC. AND SUBSIDIARIES
   EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         TWELVE MONTHS ENDED DECEMBER 31,

                                                                             PRO FORMA(a)(b)  ACTUAL(b)   PRO FORMA(a)(b)  ACTUAL(b)
                                                                             --------------- ------------ --------------- ----------
                                                                                  2000          2000          1999           1999
                                                                              -----------    ------------  -----------    ---------
BASIC LOSS PER SHARE:
  Net (loss) earnings                                                         ($   75,908)  ($    55,530)  ($   20,515)  $  16,515
  Impact of unusual items, net of tax and minority interest (c)                     6,210          6,210       (19,765)    (19,765)
                                                                              -----------   ------------   -----------   ---------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (C)                                     $   (69,698)  $    (49,320)  $   (40,280)  $  (3,250)
                                                                              ===========   ============   ===========   =========

Weighted average basic shares                                                     366,045        359,688       352,643     327,816
                                                                              ===========   ============   ===========   =========
Weighted average diluted shares                                                   366,045        359,688       352,643     367,927
                                                                              ===========   ============   ===========   =========
                                                                              ===========   ============   ===========   =========

  Basic (loss) earnings per share:                                            $      (.21)  $       (.15)  $      (.06)  $     .05
                                                                              ===========   ============   ===========   =========
  Diluted (loss) earnings per share:                                          $      (.21)  $       (.15)  $      (.06)  $     .04
                                                                              ===========   ============   ===========   =========
  Basic loss per share excluding unusual items (c)                            $      (.19)  $       (.14)  $      (.11)  $    (.01)
                                                                              ===========   ============   ===========   =========



FULLY CONVERTED NET EARNINGS:
  Net (loss) earnings                                                         ($   75,908)  ($    55,530)  ($   20,515)  $  16,515
  Impact of minority interest, net of tax                                         115,559        135,392       111,043     142,222
                                                                              -----------   ------------   -----------   ---------
                                                                              -----------   ------------   -----------   ---------
  FULLY CONVERTED NET EARNINGS                                                     39,651         79,862        90,528     158,737
  Impact of unusual items, net of tax and minority interest (c)                   (18,327)       (18,327)      (52,039)    (52,039)
                                                                              -----------   ------------   -----------   ---------
                                                                              -----------   ------------   -----------   ---------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (C)                   $    21,324   $     61,535   $    38,489   $ 106,698
                                                                              ===========   ============   ===========   =========

Weighted average fully converted shares                                           747,403        747,403       745,808     720,981
                                                                              ===========   ============   ===========   =========

  Fully converted earnings per share                                          $       .05   $        .11   $       .12   $     .22
                                                                              ===========   ============   ===========   =========
  Fully converted earnings per share, excluding unusual items (c)             $       .03   $        .08   $       .05   $     .15
                                                                              ===========   ============   ===========   =========




(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.
(c)  Excludes one time charges and non-operating gains

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    TWELVE MONTHS ENDED DECEMBER 31,

                                                                   FORMA(a)(b)       ACTUAL(b)       PRO FORMA(a)(b)    ACTUAL(b)
                                                                 --------------------------------    --------------- --------------
                                                                       2000             2000               1999           1999
                                                                 --------------- ----------------    --------------- --------------


Revenues, net                                                       $ 4,673,030      $ 4,601,492        $ 3,815,562    $ 3,371,745

Operating costs and expenses:
   Costs related to revenues                                          2,812,382        2,757,893          2,301,730      1,995,901
   Other costs and expenses                                           1,064,350        1,045,797            855,145        754,744
   Amortization of non cash distribution and marketing
     expense (c)                                                         11,512           11,512                  -              -
   Amortization of cable distribution fees                               36,322           36,322             26,680         26,680
   Depreciation and amortization                                        597,142          548,048            466,561        324,506
                                                                 --------------- ----------------    --------------- --------------
     Total operating costs and expenses                               4,521,708        4,399,572          3,650,116      3,101,831
                                                                 --------------- ----------------    --------------- --------------
     Operating income                                                   151,322          201,920            165,446        269,914

Interest expense, net                                                   (34,958)         (34,218)           (50,195)       (48,544)
Gain on sale of securities                                                    -                -             89,721         89,721
Other, net (e)                                                           49,295           49,297             (4,897)         5,771
                                                                 --------------- ----------------    --------------- --------------
                                                                         14,337           15,079             34,629         46,948
                                                                 --------------- ----------------    --------------- --------------
Earnings from continuing operations before income
   taxes and minority interest                                          165,659          216,999            200,075        316,862

Income tax expense                                                     (113,027)        (112,869)           (83,922)      (103,050)
Minority interest                                                      (128,540)        (159,660)          (136,668)      (197,297)
                                                                 --------------- ----------------    --------------- --------------

                                                                 --------------- ----------------    --------------- --------------
Net loss from continuing operations (f)                               $ (75,908)       $ (55,530)         $ (20,515)      $ 16,515
                                                                 =============== ================    =============== ==============

Net loss from continuing operations, excluding one-time
  charges and non-operating gains                                     $ (69,698)       $ (49,320)         $ (40,280)      $ (3,250)
                                                                 =============== ================    =============== ==============

Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains                   $ 21,324         $ 61,535           $ 38,489      $ 106,698
                                                                 =============== ================    =============== ==============

Weighted average shares                                                 366,045          359,688            352,643        327,816
                                                                 =============== ================    =============== ==============
Weighted average diluted shares                                         366,045          359,688            352,643        367,927
                                                                 =============== ================    =============== ==============
Weighted average fully converted shares                                 747,403          747,403            745,808        720,981
                                                                 =============== ================    =============== ==============

EPS FROM CONTINUING OPERATIONS:
Basic (loss) earnings per share                                          $ (.21)          $ (.15)            $ (.06)         $ .05
                                                                 =============== ================    =============== ==============
Diluted (loss) earnings per share                                        $ (.21)          $ (.15)            $ (.06)         $ .04
                                                                 =============== ================    =============== ==============
Basic loss per share, excluding one-time charges
  and non-operating gains                                                $ (.19)          $ (.14)            $ (.11)        $ (.01)
                                                                 =============== ================    =============== ==============
Fully converted earnings per share, excluding one-time
  charges and non-operating gains                                         $ .03            $ .08              $ .05          $ .15
                                                                 =============== ================    =============== ==============

EBITDA (d)                                                            $ 796,298        $ 797,802          $ 658,687      $ 621,100
                                                                 =============== ================    =============== ==============


(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $36,322 and $26,680, (5) amortization of non-cash distribution and marketing expense, and (6) minority interest.
(e) Includes non-operating gain related to Styleclick merger of $104.6 million and non-operating losses related to equity investments of $46.1 million
(f) Excludes the results of USA Broadcasting, the sale of which to Univision was announced in December 2000. The results for the discontinued operations were a loss of $58,423 and $44,146 in 2000 and 1999, respectively.